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                                 Exhibit 10.3

                          PORTFIELD INVESTMENTS, INC.

                               STOCK OPTION PLAN

1.     Establishment, Purpose, and Definitions

       (a) There is hereby adopted by Portfield Investments, Inc. (the "Company") effective as of May 1, 1993, the Portfield Investments, Inc. Stock Option Plan (the "Plan").

       (b) The purpose of the Plan is to provide a means where by eligible individuals (as defined in Section 4, below) can acquire common stock of the Company (the "Stock"). The plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates as opportunity to purchase shares of Stock pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, directors, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "non-qualified stock options").

       (c) The term "Affiliate" as used is the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(3) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company which become such after adoption of the Plan.

2.     Administration of the Plan

       (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). If the Company or any of its Affiliates becomes subject to Section 16 of the Securities Exchange Act of 1934, as amended, (i) the Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), (ii) none of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under (A) the Plan or (B) any other plan of the Company or its Affiliates under which the participants are entitled to acquire Stock (including restricted stock), stock options, stock bonuses, or related rights of the Company or any of its Affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3, and
              (iii) the limitations set for the in this provision shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3. Members of the Committee shall serve at the
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              pleasure of the Board.  The Committee shall select one of its members as chair of the Committee, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the "Committee" shall be construed to refer to the Board

       (b) The Committee shall determine which eligible individuals (as defined in Section 4, below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

       (c) The Committee may amend the terms of any outstanding option granted under this Plan, but any amendment which would adversely affect the optionee's rights under an outstanding option shall not be made without the optionee's written consent. The Committee may, with the optionee's written consent, cancel any outstanding option or accept any outstanding option in exchange for a new option.

       (d) The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options or Stock granted under the Plan and to make all other determinations, and interpretations of the Committee shall be binding on all participants.

3.     Stock Subject to the Plan

       (a) An aggregate of not more than 450,000 shares of Stock shall be available for the grant of options under the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

       (b) If there is any change in the Stock subject to the Plan or subject to any option granted under the Plan through merger, consolidation, re-organization, recapitalization, re-incorporation, stock split, stock dividend (in excess of two percent), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee to preserve but not to increase the benefits to the individual, including adjustments to the aggregate number and kind of shares subject to the Plan and the number and kind of shares and the price per share subject to outstanding options.
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4.     Eligible Individuals

       Individuals who shall be eligible to have granted to them the options provided for by the Plan shall be such employees, officers, directors, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Except as may be required by Section 2(a), members of the Board and the Committee shall be eligible to be granted options under this Plan. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

5.     The Option Price

       The exercise price of each incentive option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of each non-qualified stock option shall be as determined by the Committee, but shall not be less than 85% of the fair market value of such stock on the date the option is granted. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in Section 3(b), above.

6.     Terms and Conditions of Options

       (a)Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

       (b)The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten years and that, in the case of an incentive stock option granted to a person possessing more than ten percent of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five years.

       (c)In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000.

       (d)The stock option agreement may contain such other terms, provisions, and conditions consistent with this Plan as may be determined by the Committee. If an option, or any part thereof is intended to qualify as an incentive stock option, the
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       stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

7.     Use of Proceeds

       Cash proceeds realized from the sale of Stock under the Plan or pursuant to options granted under the Plan shall constitute general funds of the Company.

8.     Amendment, Suspension, or Termination of the Plan

       (a) The Board may at any time amend, suspend, or terminate the Plan as it deems advisable; provided that such amendment, suspension, or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, if the Company or any of its Affiliates becomes subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Board shall in no event (except as provided in Section 3(b), above) amend the Plan in the following respects without the consent of the shareholders then sufficient to approve the Plan in the first instance:

              (i) To materially increase the number of shares which may be issued under the Plan;

              (ii) To materially increase the benefits accruing to participants under the Plan; or

              (iii) To materially modify the eligibility requirements for participation in the Plan.

       (b) No option may be granted under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option previously granted under the Plan. The Plan shall terminate with respect to the grant of options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section.

9.     Assignability

       Each option granted pursuant to this Plan shall, during optionee's lifetime, be exercisable only by him and neither the option nor any right hereunder shall be transferable by optionee by operation of law or otherwise than by will or the laws of descent and distribution.
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10.    Payment Upon Exercise of Options

       (a) Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash, a certified check, bank draft, or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee in it sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the optionee; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock;
              (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option. In addition, the Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option and authorize payment in consideration thereof of an amount equal to the difference between the aggregate fair market vale of the Stock subject to such option and the aggregate option price of such stock. In the Committee's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

11.    Withholding Taxes

       (a) Upon the exercise of a stock option, the Company (or the optionee's employer) may withhold from the optionee shares of Stock sufficient to satisfy federal, state, and local income and social security tax withholding obligations.

       (b) In the event that such withholding is satisfied by the Company or the optionee's employer retaining from the shares of Stock otherwise to be issued to optionee shares of Stock having a value equal to such withholding, the Committee may issue optionee an additional option, with terms identical to the option agreement under which the option was received, entitling optionee to purchase additional Stock in an amount equal to the number of shares so retained.

12.    Restrictions on Transfer of Shares

       The Stock acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the stockholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.
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13.    Transfer of Control

       A "Transfer of Control" shall be deemed to have occurred in the event of any of the following:

       (a) the sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the acquiring company;

       (b) a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the resulting company following the merger; or

       (c) the sale or exchange of all or substantially all of the Company's assets (other than a transfer to a subsidiary of the Company as defined in section 424 (f) of the Code).

       In the event of a Transfer of Control, any option shall be fully vested and become exercisable coincident with the specified effective date of the Transfer of Control. Any option that is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be, shall terminate immediately following the date on which the Transfer of Control occurs.

14.    Shareholder Approval

       This Plan shall become effective only with regard to the grant of options upon its approval by a majority of the Company's stockholders voting (in person or by proxy) at a stockholders' meeting held within twelve months of the Board's adoption of the Plan. The Committee may grant options under the Plan prior to the stockholders' meeting, but until stockholder approval of the Plan is obtained no option shall be exercisable.